Exhibit 99.1

Daniel J. Schrider President & Chief Executive Officer Philip J. Mantua Executive Vice President & Chief Financial Officer KBW 2017 Community Bank Investor Conference August 1 - 2, 2017

FORWARD - LOOKING INFORMATION During the course of this presentation, management may make forward - looking statements that are subject to risks and uncertainties. These forward - looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward - looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results. 2 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Corporate Profiles

Sandy Spring Bancorp

Forbes | 2016 America's Most Trustworthy Financial Companies

- Headquartered in Olney, MD, an affluent suburb of Washington, DC
- Oldest independent bank of local origin
- 44 community banking offices in Maryland, Northern Virginia & DC along with 8 loan production offices
- $5.3 billion in assets (as of 6/30/17)
- $973 million market capitalization (as of 7/25/17)
- 68% institutional ownership
- Approximately 75% of employees own stock
- Insurance Agency and Asset Management subsidiaries

WashingtonFIRST BANKSHARES, INC.

- Headquartered in Reston, VA, also an affluent suburb of Washington, DC
- Chartered in 2004 and current CEO in place since inception (along with nearly the entire management team)
- Management team skilled with successful transactions (including fee-based businesses)
- 19 community banking offices
- $2.1 billion in assets (as of 6/30/17)
- $450 million market capitalization (as of 7/25/17)
- 50% institutional ownership
- Operates WashingtonFirst Mortgage, a division of WashingtonFirst Bank and 1st Portfolio Advisors

Source: Company filings and S&P Global Market Intelligence

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More About WashingtonFirst Bankshares, Inc. 4 (1) Five year compound annual growth rate (CAGR) measured between March 31, 2012 to March 31, 2017 (2) As of or for the latest twelve months ended March 31, 2017 Source: Company filings and S&P Global Market Intelligence ♦ Recognized performance » Top 10 Most Profitable Banks in DC metro area » #3 Total Asset Growth among banks in DC metro area » Top 10 Commercial Lender in DC metro area ♦ Strong community focus » Engaged directors with strong ties to the Washington, DC region » WashingtonFirst Youth Foundation founded to support the development of youth in and around WashingtonFirst’s core geographies ♦ Sustained profitable growth (1) » Total loans, net of 30.1% » Deposits of 26.1% » EPS (diluted) of 18.5% ♦ Strong metrics (2) » NPAs / assets of 0.37% » Non - interest income / operating revenue of 29.0% » ROAA of 0.99% 1 2 3 4 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Greater Scale and Efficiency in the Delivery System 5 ♦ Scale of the Washington D.C. Market » Total population of 6.1 million (6th in the U.S.) » GDP of $471 billion (6th in the U.S.) » 220,000 businesses (8th in the U.S.) ♦ Increased customer penetration in Maryland, Virginia and the Washington, DC metro area: » Obtaining top three deposit market share in zip codes served by WashingtonFirst. » Transaction adds nearly 20,000 accounts between retail and commercial customers in the expanded Sandy Spring market footprint. ♦ Transaction is consistent with Sandy Spring optimization strategy: » Have identified up to eight (8) potential branch locations for consolidation (on both sides of the combination ). » Customer relationships and market presence extend beyond physical branch system. SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Greater Washington Market Highlights ♦ 24% of the regions workforce has a graduate degree; 49% has a bachelor’s degree, 1 st in the nation ♦ Home to 6 of the top 10 most educated counties in the US ♦ # 1 in the US for occupational concentration for Computer and Math Sciences and Business and Financial Services ♦ #1 in the US for federal procurement — more than Texas or California ♦ Future growth expected in cyber security, homeland security, clean energy and health care Greater Washington Jobs by Sector 2017 Source: The Stephen S. Fuller Institute 6 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Market Share & Demographics – Pro forma

Sandy Spring Operates in the Region's Best Submarkets

Market	Market Rank	# of Branches	SASR Deposits in Market ($000)	2016 Deposit Market Share	Percent of Franchise	Total Population 2016	Median HH Income 2016
Maryland Counties							
Montgomery	6	22	$2,278,999	6.2%	45.2%	1,057,095	$99,511
Anne Arundel	9	7	423,803	3.6%	8.4%	570,957	91,501
Howard	10	3	329,314	4.9%	6.5%	320,499	112,820
Frederick	10	4	135,057	3.2%	2.7%	248,395	85,943
Prince George's	12	4	132,689	1.4%	2.6%	921,865	74,112
Carroll	12	1	30,770	0.8%	0.6%	167,757	88,037
Maryland Totals		**41**	**$3,330,632**		66.0%	**3,286,568**	
Virginia Counties							
Fairfax	10	10	$1,026,060	1.9%	20.3%	1,148,944	$114,537
Fairfax (City)	9	2	164,849	5.6%	3.3%	24,090	106,138
Loudoun	10	3	111,859	1.8%	2.2%	392,258	125,178
Alexandria (City)	14	1	3,917	0.1%	0.1%	159,248	91,995
Arlington	15	2	32,699	0.5%	0.6%	235,951	111,870
Virginia Totals		**18**	**$1,339,384**		26.5%	**1,960,491**	
Washington, DC	14	**3**	**$375,228**	0.8%	7.4%	**690,945**	73,518
						Weighted Average of Franchise:	**$100,588**
						National Average:	**$57,462**
Franchise Summary by MSA							
Washington MSA	10	52	$4,304,878	2.3%	85.3%	6,203,724	$93,461
Baltimore MSA	10	11	$783,887	1.1%	15.5%	2,818,310	$73,515

- Six county Maryland market represents 54% of the state's deposits, growing at an average rate of 3% annually over the last five years, and 5% annually for SASR.
- Three county and one city Virginia market represents 36% of the state's deposits, there was 4% annual growth over the last five years compared to 1% annual growth for SASR.

Source: SNL Financial. FDIC data as of June 30, 2016

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Significant Opportunity to Take Share – Pro forma

- Market dominated by larger regional and national banks
- Over 75% aggregate share amongst banks with assets greater than $50 billion
- SASR is positioned to achieve significant growth

Montgomery County, MD MSA

Rank	Institution	# of Branches	Total Deposits ($000)	Market Share
1	Capital One Financial Corp.	47	$7,931,009	21.4%
2	Bank of America Corp.	32	6,511,660	17.6%
3	SunTrust Banks Inc.	35	4,498,385	12.2%
4	Wells Fargo & Co.	20	2,854,426	7.7%
5	Eagle Bancorp Inc.	7	2,426,795	6.6%
6	**Sandy Spring Bancorp Inc.**	**22**	**2,278,999**	**6.2%**
	Total for institutions in the market:	**295**	**$37,033,331**	

Washington, D.C. MSA

Rank	Institution	# of Branches	Total Deposits ($000)	Market Share
1	Wells Fargo & Co.	166	$31,872,851	16.9%
2	Bank of America Corp.	156	30,275,134	16.1%
3	Capital One Financial Corp	140	25,654,173	13.6%
4	SunTrust Banks Inc.	158	18,602,750	9.9%
5	BB&T Corp.	183	13,470,334	7.2%
6	PNC Financial Services Group	180	12,496,495	6.6%
7	United Bankshares Inc.	70	8,786,530	4.7%
8	Citigroup Inc.	34	6,677,000	4.2%
9	Eagle Bancorp Inc	21	5,404,317	2.9%
10	**Sandy Spring Bancorp Inc.**	**52**	**4,304,878**	**2.3%**
	Total for institutions in the market:	**1,594**	**188,412,366**	

Source: SNL Financial. FDIC data as of June 30, 2016

SASR; KBW 2017 Community Bank Investor Conference, August 1-2, 2017 8

Transaction Rationale

Increases Presence and Market Share in Key Washington, DC Metro Area Markets

- Combination of Sandy Spring Bancorp and WashingtonFirst consistent with Sandy Spring strategic objectives.
- Pro forma traditional branch system extends reach of Sandy Spring brand in strategically important Northern Virginia marketplace.
- Strengthens existing presence in the Washington, DC corridor and creates a premier bank in region.

Complementary Business and Cultural Fit

- Two well known financial services brands both focused on providing exceptional services and remarkable experiences to the client base.
- Complementary loan and deposit mixes united by similar credit quality and risk appetite cultures.
- Add selected depth to both the corporate governance and management teams.

Lower Transaction Risk

- Thorough level of due diligence and thoughtful consideration of integration strategies.
- Highly motivated management team has energy to quickly integrate.
- Identified meaningful and achievable opportunities for cost savings and operating efficiencies at WashingtonFirst.
- Revenue enhancement opportunities (not modeled but considered) include enhanced cross-sell of Sandy Spring fee-based lines of business and accelerated growth in lending markets.

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Summary of Terms and Key Transaction Metrics 10 Transaction Summary (1) Transaction Valuation (1),(2) ♦ Offer price per share (1) : $36.50 ♦ Transaction value: $488.9 million in the aggregate ♦ Consideration mix: 100% SASR stock (cash out of WFBI options) ♦ Exchange ratio: 0.8713 SASR (subject to pricing mechanism) ♦ Price/tangible book value (2) : 256.3% ♦ Price/LTM EPS (X): 25.9X ♦ Price/2017 Consensus EPS (X) (3) : 24.0X (1) Based on Sandy Spring’s closing price as of May 12, 2017; note: actual price will be based on Parent Average Price as defined in the Merger Agreement (2) Data for WashingtonFirst as of March 31, 2017 and latest twelve months ended March 31, 2017 (3) Based on consensus estimate as of May 12, 2017 of $1.52 per share for WFBI Corporate Governance ♦ Four current WFBI board members to be appointed to SASR’s board ♦ Shaza Andersen and Joe Bracewell will also join SASR’s executive committee SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Transaction Assumptions and Considerations 11 Restructuring Charges and Cost Savings Acquisition Accounting Adjustments Other Considerations ♦ Cost savings targeted at 39% of WFBI non - interest expenses ♦ Approximately 80% of cost savings to be realized during 2018; 100% realized in 2019 ♦ Transaction expenses, restructuring charges and investment in pro forma SASR of $25.8 million (pre - tax ) ♦ Credit loan mark - down on WFBI loan portfolio estimated at $10.1 million ♦ Interest rate loan mark - up on WFBI loan portfolio estimated at $24.0 million ♦ Minimal adjustments applied to fixed assets ♦ Core deposit intangible estimated to be 50 basis points (amortized over 8 years ) ♦ Retain $25 million of WFBI subordinated debt ♦ Retain $8 million of WFBI - assumed trust preferred securities SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Illustration of the Pricing Mechanism 12 $29.00 $31.00 $33.00 $35.00 $37.00 $39.00 $41.00 $43.00 $45.00 $47.00 Offer Price per Share Sandy Spring Parent Average Price (1) Floating Ratio Fixed Ratio (1) Parent Average Price is defined in the Merger Agreement as Sandy Spring’s twenty day volume weighted average price per share; no te: actual price will be based on Parent Average Price as defined in the Merger Agreement Floating exchange ratio if Parent Average Price is greater than $50.15 and no greater than $53.23 (fixed price of $43.70) Floating exchange ratio if Parent Average Price is between $34.00 and less than $37.07 (fixed price of $32.30) Exchange ratio is fixed at .8210 if Parent Average Price is greater than $53.23 Exchange ratio is fixed at .8713 if Parent Average Price is between $37.07 and $50.15 Exchange ratio is fixed at .9500 if Parent Average Price is less than $34.00 Sandy Spring stock price (1) as of May 12, 2017 was $41.89, implying an offer price of $36.50 per share SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Pro forma Capital Ratios (5) Summary of Transaction Impacts 13 ♦ 2018E EPS impact: 8.3% accretive (1) ♦ 2019E EPS impact: 12.7% accretive (1) ♦ Pro forma TBV dilution at close: 4.8% dilutive (2) ♦ TBV earnback: 3.75 years (3) ♦ Internal rate of return: > 15.0% (4) (1) Estimated based on consensus earnings estimates for Sandy Spring and WashingtonFirst plus adjustments , after - tax, resulting fro m the transaction. Neither Sandy Spring or WashingtonFirst endorse consensus earnings estimate or publish financial guidance . Please note that actual results may differ materially. (2) Measured at closing, assuming a close date of December 31, 2017 and $5.5 million in pre - tax transaction expenses incurred in 201 7 (3) Measured using the cross - over method (4) Based on aggregate deal value as of May 12, 2017 and a terminal earnings multiple of 16X (5) Measured at closing, assuming a close date of December 31, 2017 and $5.5 million in pre - tax transaction expenses incurred in 201 7 ♦ TCE / TA ratio: 8.85% ♦ Tier 1 leverage ratio: 9.30% ♦ Total capital ratio: 12.00% Impact on SASR Shareholders SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Strategic Objectives ♦ Execute strategy focused on the Client Experience ♦ Continue to grow and integrate fee - based business lines ♦ Achieve balanced & diverse loan & deposit growth ♦ Continue Channel Optimization effort including branch rationalization ♦ Continue Employee Development strategy ♦ Proactively pursue bank & non - bank M&A 14 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Client Experience Strategy Our goal is to create remarkable experiences that will: ♦ Convert clients into our best advocates ♦ Provide employees with rewarding growth opportunities ♦ Distinguish us from the typical competitor ♦ Drive growth and high - performing financial results ♦ Enhance our ongoing support of local communities 15 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017 16 Our CX Journey – The Path to Remarkable

Channel Optimization Strategy ♦ Executing our branch rationalization initiative to improve branch performance, modeling offices to fit evolving client needs, and consolidate, when appropriate ♦ Evaluate expansion in or adjacent to our existing geography ♦ Develop a seamless client experience across multiple delivery channels such as branch, phone, web and mobile ♦ Make key investments in technology that will enable our bankers to better serve our clients as well as enhance our client’s own technology experience 17 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

$0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 2013 2014 2015 2016 2017 Gross Loans Deposits Assets 18 Average Balance Sheet Growth Growth Rates Loans Deposits Assets 5 Year 2017 11% 12% 6% 11% 6% 12% Balance Sheet Growth Trends - Existing SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Asset Mix - Existing 19 September 30, 2015 Investment Securities ($000) 2016 US Government Agencies & Corporations 79,791 10.9% State and Municipal 305,160 41.5% Mortgage-backed 311,188 42.3% Trust Preferred 1,007 0.1% Equity and Other Securities 37,682 5.1% Total Securities $734,828 100.0% Loans & Leases, 78% Investment Securities, 16% Other Assets, 4% Cash & S - T Investments, 2% June 30, 2017 June 30, 2016 Investment Securities ($000) 2017 US Government Agencies & Corporations 112,362 13.7% State and Municipal 324,933 39.6% Mortgage-backed 332,275 40.4% Trust Preferred 908 0.1% Equity and Other Securities 51,013 6.2% Total Securities $821,491 100.0% Loans & Leases, 77% Investment Securities, 16% Other Assets, 5% Cash & S - T Investments, 2% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Non - interest, 33% CDs, 17% Money Market, 26% Savings, 8% Int. Checking, 16% Growth Rates Cost of Deposits Valuable Deposit Franchise - Existing 20 Average Deposit Mix – 2nd Qtr 2017 5 Year 2017 Total Deposits 6% 11% Non-interest 12% 15% Interest-bearing 3% 10% 2016 0.24% 1Q 2017 0.26% 2Q 2017 0.31% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Complementary Loan and Deposit Profiles 21 Res Mtg 26% CRE Occ 19% CRE Inv 25% C&D 8% C&I 11% Cons 11% Loan Portfolio Deposit Mix Total loans: $3.99 billion Average yield (FTE): 4.16% Sandy Spring Non - Int Brg. 31% NOW 17% Savings 9% MMDA 27% Time 16% Total deposits: $3.80 billion (cost = 0.25%) Loan/deposit ratio of 105.1% Sandy Spring Res Mtg 19% CRE Occ 16% CRE Inv 37% C&D 17% C&I 11% Total loans: $1.59 billion Average yield (FTE): 4.76% WashingtonFirst (1) Non - Int Brg. 29% NOW 9% Savings 15% MMDA 13% Time 34% Total deposits: $1.68 billion (cost = 0.64%) Loan/deposit ratio of 95.1% Res Mtg 24% CRE Occ 19% CRE Inv 28% C&D 10% C&I 11% Cons 8% Total loans: $5.59 billion Average yield (FTE): 4.32% Pro Forma (2) Non - Int Brg. 32% NOW 14% Savings 10% MMDA 22% Time 22% Total deposits: $5.48 billion (cost = 0.37%) Loan/deposit ratio of 102.0% Pro Forma (2) (1) WashingtonFirst’s consumer loans represent less than 1% of the concentration. (2) As of March 31, 2017; excludes impact of fair value adjustments on pro forma loan and deposit mixes. Source: Company filings WashingtonFirst (1) SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Service Charges on Deposits, 16% Gain on Mtg Banking Activity, 6% Wealth Mgmt Fees, 37% Insurance Agency Commissions, 12% Income from BOLI, 5% Bank Card Income, 10% Other, 14% $0 $40,000 $80,000 $120,000 $160,000 $200,000 2012 2013 2014 2015 2016 Net Interest Income Non-interest Income Wealth Management Insurance Agency Bank Card Revenue Breakdown Revenue Composition - Existing $ amounts in thousands. (1) Non - interest Income excludes Investment Gains and other non - operating income . (2) Excludes the impact of sale of wealth related revenues in early 2016 & 2017. Growth Rates (2) 2017 Non - interest Income Detail (1) 22 28% 72% 27% 25% 28% 27% 27% 72% 73% 73% 73% 75% 5 Year 2017 8% 9% 3% 24% 5% 4% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Mortgage 86% Trust & Wealth 7% Other Fee Income 7% Balanced Fee Income (1) Mix – Pro forma 23 Source: Company filings. Data is for the latest twelve months ended March 31, 2017 (1) Fee income / other fee income excludes gain on sale of investment securities and gain on debt extinguishment Mortgage 8% Trust & Wealth 36% Insurance 11% Other Fee Income 45%  0% Mortgage 35% Trust & Wealth 26% Insurance 7% Other Fee Income 32% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Historical Financial Trends - Quarterly

	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Net Interest Income	$35,116	$35,777	$36,122	$36,732	$37,731	$38,967	$40,253	$42,326
Provision (credit) for Credit Losses	1,706	1,850	1,236	2,957	781	572	194	1,322
Non-interest Income - Mortgage Gains	566	548	535	1,106	1,129	1,279	608	840
Non-interest Income - Other	11,824	11,695	11,059	10,295	11,455	11,052	12,024	12,731
Non-interest Income - Non-Recurring	-	-	1,769	1,350	-	13	-	-
Non-interest Expense	29,475	31,382	30,566	29,455	29,326	30,544	29,981	31,881
Non-interest Expense - Non-Recurring*	155	(4,386)	1,751	1,416	-	-	-	987
Net Income before Taxes	16,170	19,174	15,932	15,655	20,208	20,195	22,710	21,707
Applicable Income Taxes	5,175	6,372	5,119	5,008	6,734	6,879	7,598	6,966
Net Income	$10,995	$12,802	$10,813	$10,647	$13,474	$13,316	$15,112	$14,741
EPS - Net Income - Diluted	$ 0.45	$ 0.52	$ 0.45	$ 0.44	$ 0.56	$ 0.55	$ 0.63	$ 0.61
Pre-Tax, Pre-Provision Income	**18,031**	**16,638**	**17,168**	**18,612**	**20,989**	**20,767**	**22,904**	**24,016**
Net Interest Margin	3.43%	3.45%	3.44%	3.51%	3.50%	3.52%	3.51%	3.60%
Efficiency Ratio - Non-GAPP	59.73%	63.08%	61.84%	59.12%	56.33%	57.54%	54.78%	54.10%
Non-interest Income / Operating Revenue	26.08%	25.50%	27.00%	25.77%	25.01%	24.06%	23.89%	24.28%

*3Q15-4Q15 litigation expenses, 1Q16-2Q16 FHLB redemption penalties, 2Q17 merger expenses.

amounts in thousands.

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♦ Overall, asset quality metrics continue a positive trend & remain a core balance sheet strength ♦ Risk rating declines, non performing asset reductions, & net charge - offs reflect portfolio stabilization ♦ Coverage of non - performing loans demonstrates adequacy of reserves Credit Composition & Quality 25 NPAs & 90+ Days Past Due / Assets NPLs / Loans Reserves / Gross Loans Reserves / Non-performing Loans Net Charge-offs / Average Loans and Leases 2014 2015 3rd Qtr 2016 4th Qtr 2016 1st Qtr 2017 2nd Qtr 2017 0.85% 0.80% 0.69% 0.66% 0.62% 0.64% 1.09% 0.99% 0.85% 0.81% 0.77% 0.78% 1.21% 1.17% 1.16% 1.12% 1.10% 1.09% 1.11x 1.19x 1.37x 1.38x 1.42x 1.40x 0.07% 0.07% 0.02% 0.05% 0.04% 0.01% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Credit Composition & Quality

NPA Quarterly Trend[1]

	2013	2014	2015	2016	3Q16	4Q16	1Q17	2Q17	% of Total NPAs
Consumer Loans									
Consumer Loans	2,260	1,668	2,193	2,860	2,726	2,860	3,058	3,115	9.3%
Residential Mortgages									
Construction	2,315	1,105	418	195	199	195	189	187	0.6%
Lot	1,713	463	803	814	760	814	736	724	2.2%
Permanent	4,022	2,549	8,019	6,675	6,561	6,675	6,404	6,377	18.9%
Total Mortgage Loans	8,050	4,117	9,240	7,684	7,520	7,684	7,329	7,288	21.7%
Commercial Loans									
Owner Occupied R/E	5,936	8,941	6,340	4,823	5,591	4,823	5,106	5,350	15.9%
Investment R/E	6,802	8,156	8,368	8,107	9,189	8,107	7,970	6,934	20.6%
AD&C	4,127	2,464	194	137	137	137	137	137	0.4%
Business Loans & Lines	3,400	3,184	3,696	5,833	4,303	5,833	4,849	6,807	20.2%
Lease Receivables	0	0	0	0	0	0	0	0	0.0%
Total Commercial Loans	20,265	22,745	18,598	18,900	19,220	18,900	18,062	19,228	57.1%
Other Real Estate Owned	1,338	3,195	2,742	1,911	1,274	1,911	1,294	1,460	4.3%
Restructured Loans	9,459	5,497	4,467	2,489	2,512	2,489	2,409	2,569	7.6%
Other Foreclosed Assets	0	0	0	0	0	0	0	0	0.0%
Total Non-performing Assets	41,372	37,222	37,240	33,844	33,252	33,844	32,152	33,660	100.0%
NPAs / Total Assets	1.01%	0.85%	0.80%	0.66%	0.69%	0.66%	0.62%	0.64%	

$ amounts in thousands.

(1) Non-performing assets includes 90+ Days Past Dues and accruing restructured

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27 Interest Rate Risk Profile $ amounts in thousands. SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

♦ Capital deployment efforts continue through strong organic growth, dividend payout and share repurchases ♦ Dividend payout ratio at 54% ♦ During 2016, 517,629 shares repurchased at average price of $25.91 ♦ M&A efforts are ongoing for both bank and non - bank companies Capital Adequacy 28 0.00% 6.00% 12.00% 18.00% 2013 2014 2015 2016 2017 Tang. Common Equity /Tang. Assets 10.37% 10.15% 9.66% 9.07% 9.06% Tier 1 Risk-Based Capital 14.42% 13.95% 13.13% 11.74% 10.96% Total Risk-Based Capital 15.65% 15.06% 14.25% 12.80% 12.00% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

♦ Average loan growth 12% over 2016 - Linked quarter average growth 2% ♦ Average Non - Interest Bearing deposit growth 15% over 2016 - 34% of total average deposits for 2 nd quarter 2017 ♦ Non - Performing Assets to Assets at .64% at June 30, 2017 - .69% at March 31, 2016 ♦ Investment portfolio at 16% of assets at June 30, 2017 - 16% at June 30, 2016 ♦ Net Interest Margin steady at 3.60% - Loans at 78 % of assets as of June 30 , 2017 ♦ Non - Interest Income – Fee based revenues continue to grow - Wealth, Insurance & Mortgage 4%, 24% & 3 % respectively over 2016 Current Financial Performance 29 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

30 Investment Thesis for Pro forma Sandy Spring ♦ Coupling of Sandy Spring’s stand - alone momentum with WashingtonFirst to further enhance earnings trajectory and shareholder value » Follow up to stand - alone SASR strong Q1 ‘17 with WashingtonFirst franchise that has driven strong asset, fee - income and earnings growth over the last five years. » Enhances franchise scale and service line in Washington, DC metro and Northern Virginia markets among institutions with similar focus on the client experience. » Significant boost to earnings per share with a desirable internal rate of return and manageable tangible book value dilution earn back. » Increases future expansion opportunities in attractive markets. SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Q&A 31 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Page Reference ♦ Selected Financial Data 33 to 34 ♦ Lines of Business 35 to 37 ♦ Management Team 38 to 38 ♦ Non - GAAP Financial Measures 39 to 43 Addendum 32 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Selected Financial Data

(Dollars in thousands, except per share data)	2016	2015	2014	2013	2012	2011
Results of Operations:						
Tax equivalent interest income	$ 177,267	$ 164,790	$ 153,558	$ 154,639	$ 149,244	$ 145,072
Interest expense	21,004	20,113	18,818	19,433	22,651	26,524
Tax-equivalent net interest income	156,263	144,677	134,740	135,206	126,593	118,548
Tax-equivalent adjustment	6,711	6,478	5,192	5,292	5,374	5,602
Provision for loan and lease losses	5,546	5,371	(163)	(1,084)	3,649	1,428
Net interest income after provision for loan and lease losses	144,006	132,828	129,711	130,998	117,570	111,518
Non-interest income	51,042	49,901	46,871	47,511	46,956	43,500
Non-interest expenses	123,058	115,347	120,800	111,524	109,927	105,071
Income (loss) before taxes	71,990	67,382	55,782	66,985	54,599	49,947
Income tax expense (benefit)	23,740	22,027	17,582	22,563	18,045	15,845
Net income (loss)	48,250	45,355	38,200	44,422	36,554	34,102
Per Share Data:						
Net income (loss) - basic per share	$ 2.00	$ 1.84	$ 1.53	$ 1.78	$ 1.49	$ 1.42
Net income (loss) - dilluted per share	2.00	1.84	1.52	1.77	1.48	1.41
Dividends declared per common share	0.98	0.90	0.76	0.64	0.48	0.34
Book value per common share	22.32	21.58	20.83	19.98	19.41	18.52
Period End Balances:						
Assets	$ 5,091,383	$ 4,655,380	$ 4,397,132	$ 4,106,100	$ 3,955,206	$ 3,711,370
Loans and leases	3,927,808	3,495,370	3,127,392	2,784,266	2,531,128	2,239,692
Securities	779,648	841,650	933,619	1,016,609	1,075,032	1,164,699
Deposits	3,577,544	3,263,730	3,066,509	2,877,225	2,913,034	2,656,520
Borrowings	945,119	829,145	764,432	703,842	526,987	584,021
Stockholder's equity	533,572	524,427	521,751	499,363	483,512	446,109
Average Balances:						
Assets	$ 4,743,375	$ 4,486,453	$ 4,194,206	$ 4,007,411	$ 3,780,084	$ 3,581,566
Loans and leases	3,677,662	3,276,610	2,917,514	2,642,872	2,415,459	2,161,759
Securities	740,519	883,143	977,730	1,063,247	1,062,377	1,129,981
Deposits	3,460,804	3,184,359	2,986,213	2,889,875	2,777,098	2,614,220
Borrowings	717,542	735,474	662,111	595,842	510,704	518,784
Stockholder's equity	527,524	519,671	514,207	487,836	465,719	422,681

SASR; KBW 2017 Community Bank Investor Conference, August 1-2, 2017
33

Selected Financial Data 34 (Dollars in thousands, except per share data) 2016 2015 2014 2013 2012 Results of Operations: Return on average assets 1.02% 1.01% 0.91% 1.11% 0.97 % Return on average common equity 9.15 8.73 7.43 9.11 7.85 Yield on average interest-earning assets 3.96 3.91 3.93 4.15 4.24 Rate on average interest-bearing liabilities 0.68 0.70 0.69 0.74 0.89 Net interest spread 3.28 3.21 3.24 3.41 3.35 Net interest margin 3.49 3.44 3.45 3.63 3.60 Efficiency Ratio - GAAP 61.35 61.32 68.47 62.86 65.36 Efficiency Ratio - Non-GAAP 58.66 61.09 62.48 60.06 60.94 Capital Ratios: Tier 1 leverage 10.14% 10.60% 11.26% 11.32% 10.98 % Tier 1 capital to risk-weighted assets 11.74 13.13 13.95 14.42 14.15 Total regulatory capital to risk-weighted assets 12.80 14.25 15.06 15.65 15.40 Tangible common equity to tangible assets - Non-GAAP 9.07 9.66 10.15 10.37 9.94 Average equity to average assets 11.12 11.58 12.26 12.17 12.32 Credit Quality Ratios: Allowance for loan losses to loans and leases 1.12% 1.17% 1.21% 1.39% 1.70 % Non-performing loans to total loans 0.81 0.99 1.09 1.44 2.29 Non-performing assets to total assets 0.66 0.80 0.85 1.01 1.61 Net charge-offs to average loans and leases 0.06 0.07 0.03 0.12 0.42 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Lines of Business Sandy Spring Trust Provides clients with investment management through internally - researched custom portfolios, as well as a comprehensive array of traditional fiduciary and trust services. Business development occurs through the efforts of our Wealth Management Consultant, as well as the sales efforts of administrative officers and portfolio managers. Recruitment of high - profile trust administrators with a strong client following has also played a key role in the growth of assets under this division’s management. West Financial Services This wealth management firm, acquired in 2005 and headquartered in McLean, Virginia, focuses on financial planning, asset management and business consulting services. For over 25 years, WFS has provided these services to a targeted client segment of high net worth individuals and the medical community. The firm and its principals are regularly recognized in the financial and medical publications as top advisors nationwide. Wealth Management 35 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Wealth Management $ amounts in thousands. Assets Under Management 36 2017 Sandy Spring Trust 1,306,229 West Financial Services 1,262,613 Total Assets Under Management $2,568,842 2016 1,204,564 1,131,597 $2,336,161 % Growth 8% 12% 10% As of June 30, 2017 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Insurance Agency Insurance Revenue Mix - 2017 YTD 37 Commercial Lines, 36.66% Physicians Liability, 23.09% Personal Lines, 19.56% Bonds, 10.65% Contingent Income, 7.87% Group Benefits & Other, 2.17% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Management Team 38 Name Age Title Daniel J. Schrider 52 President & Chief Executive Officer Philip J. Mantua 58 Chief Financial Officer Ronda McDowell 53 Chief Credit Officer John D. Sadowski 54 Chief Information Officer Joseph J. O'Brien, Jr. 53 Head of Commercial & Retail Banking Groups R. Louis Caceres 55 Head of Wealth Management, Mortgage & Insurance Ronald E. Kuykendall 64 General Counsel & Corporate Secretary SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Non - GAAP Financial Measures The Company has for many years used a traditional efficiency ratio that is a non - GAAP financial measure of operating expense control and efficiency of operations. Management believes that its traditional ratio better focuses attention on the operating performance of the Company over time than does a GAAP ratio, and is highly useful in comparing period - to - period operating performance of the Company’s core business operations. It is used by management as part of its assessment of its performance in managing non - interest expenses. However, this measure is supplemental, and is not a substitute for an analysis of performance based on GAAP measures. The reader is cautioned that the non - GAAP efficiency ratio used by the Company may not be comparable to GAAP or non - GAAP efficiency ratios reported by other financial institutions. In general, the efficiency ratio is non - interest expenses as a percentage of net interest income plus non - interest income. Non - interest expenses used in the calculation of the non - GAAP efficiency ratio exclude goodwill impairment losses, the amortization of intangibles, and non - recurring expenses. Income for the non - GAAP ratio includes the favorable effect of tax - exempt income and excludes securities gains and losses, which vary widely from period to period without appreciably affecting operating expenses, and non - recurring gains. The measure is different from the GAAP efficiency ratio, which also is presented on slides 40 and 41. The GAAP measure is calculated using non - interest expense and income amounts as shown on the face of the Consolidated Statements of Income in audited financial statements. The GAAP and non - GAAP efficiency ratios are reconciled on slides 40 and 41. Tangible common equity and tangible assets are non - GAAP financial measures calculated using GAAP amounts. The Company calculates tangible common equity by excluding the balance of preferred stock, goodwill and other intangible assets from its calculation of stockholders’ equity. The Company calculates tangible assets by excluding the balance of goodwill an d other intangible assets from its calculation of total assets. Management believes that this non - GAAP financial measure provides information to investors that is useful in understanding the Company’s financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of the non - GAAP ratio of tangible common equity to tangible assets is provided on slides 42 and 43. 39 SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

GAAP and Non-GAAP Efficiency Ratios

	2016	2015	2014	2013	2012
GAAP efficiency ratio:					
Non-interest expenses	$123,058	$115,347	$120,800	$111,524	$109,927
Net interest income plus non-interest income	200,594	188,100	176,419	177,425	168,175
Efficiency ratio - GAAP	61.35%	61.32%	68.47%	62.86%	65.36%
Non-GAAP efficiency ratio:					
Non-interest expenses	$123,058	$115,347	$120,800	$111,524	$109,927
Less non-GAAP adjustment:					
Amortization of intangible assets	130	372	821	1,845	1,881
Loss on FHLB redemption	3,167	-	-	-	-
Litigation Expenses	-	(3,869)	6,519	-	-
Merger Expenses	-	-	-	-	2,500
Plus non-GAAP adjustment:					
Pension prior service credit					
Non-interest expenses as adjusted	$119,761	$118,844	$113,460	$109,679	$105,546
Net interest income plus non-interest income	$ 200,594	$ 188,100	$ 176,419	$ 177,425	$ 168,175
Plus non-GAAP adjustment:					
Tax-equivalent income	6,711	6,478	5,192	5,292	5,374
Less non-GAAP adjustments:					
Securities gains (losses)	1,932	36	5	115	459
Gain on redemption of subordinated debentures	1,200	-	-	-	-
OTTI recognized in earnings	-	-	-	-	(109)
Net interest income plus non-interest income - as adjusted	$204,173	$194,542	$181,606	$182,602	$173,199
Efficiency Ratio - Non-GAAP	58.66%	61.09%	62.48%	60.06%	60.94%

$ amounts in thousands.

SASR; KBW 2017 Community Bank Investor Conference, August 1-2, 2017

40

GAAP and Non-GAAP Efficiency Ratios

	2Q17	1Q17	4Q16	3Q16	2Q16	1Q16	4Q15	3Q15
GAAP efficiency ratio:								
Non-interest expenses	$32,868	$29,981	$30,544	$29,326	$30,871	$32,317	$26,996	$29,630
Net interest income plus non-interest income	55,897	52,885	51,311	50,315	49,483	49,485	48,020	47,506
Efficiency ratio - GAAP	58.80%	56.69%	59.53%	58.28%	62.39%	65.31%	56.22%	62.37%
Non-GAAP efficiency ratio:								
Non-interest expenses	$32,868	$29,981	$30,544	$29,326	$30,871	$32,317	$26,996	$29,630
Less non-GAAP adjustment:								
Amortization of intangible assets	25	26	36	34	28	32	52	107
Loss on PHLB redemption	1,275	-	-	-	1,416	1,751	-	-
Litigation Expenses	-	-	-	-	-	-	(4,386)	155
Merger Expenses	987	-	-	-	-	-	-	-
Non-interest expenses as adjusted	$30,581	$29,955	$30,508	$29,292	$29,427	$30,534	$31,330	$29,368
Net interest income plus non-interest income	$ 55,897	$ 52,885	$ 51,311	$ 50,315	$49,483	$49,485	$48,020	$ 47,506
Plus non-GAAP adjustment:								
Tax-equivalent income	1,901	1,796	1,718	1,688	1,640	1,664	1,662	1,663
Less non-GAAP adjustments:								
Securities gains (losses)	1,273	2	13	0	150	1,769	16	1
Gain on redemption of subordinated debentures	0	0	0	0	1,200	0	0	0
Net interest income plus non-interest income - as adjusted	$56,525	$54,679	$53,016	$52,003	$49,773	$49,380	$49,666	$49,168
Efficiency Ratio - Non-GAAP	54.10%	54.78%	57.54%	56.33%	59.12%	61.84%	63.08%	59.73%

$ amounts in thousands.

SASR; KBW 2017 Community Bank Investor Conference, August 1-2, 2017

41

Tangible Common Equity $ amounts in thousands. 42 2016 2015 2014 2013 2012 Tangible common equity ratio: Total stockholders' equity 533,572$ 524,427$ 521,751$ 499,363$ 483,512$ Accumulated other comprehensive loss/gain 6,614 1,297 823 2,970 (11,312) Goodwill (85,768) (84,171) (84,171) (84,171) (84,808) Other intangible assets (680) (138) (510) (1,330) (3,163) Tangible common equity $453,738 $441,415 $437,893 $416,832 $384,229 Total assets 5,091,383$ 4,655,380$ 4,397,132$ 4,106,100$ 3,955,206$ Goodwill (85,768) (84,171) (84,171) (84,171) (84,808) Other intangible assets (680) (138) (510) (1,330) (3,163) Tangible assets $5,004,935 $4,571,071 $4,312,451 $4,020,599 $3,867,235 Tangible common equity ratio 9.07% 9.66% 10.15% 10.37% 9.94% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017

Tangible Common Equity $ amounts in thousands. 43 2Q17 1Q17 4Q16 3Q16 2Q16 1Q16 4Q15 3Q15 Tangible common equity ratio: Total stockholders' equity $554,683 $544,261 $533,572 $536,655 $529,479 $522,392 $524,427 $523,594 Accumulated other comprehensive loss/gain 3,712 5,534 6,614 (4,465) (5,886) (4,233) 1,297 (1,801) Goodwill (85,768) (85,768) (85,768) (85,768) (84,171) (84,171) (84,171) (84,171) Other intangible assets (629) (654) (680) (716) (77) (105) (138) (190) Tangible common equity $471,998 $463,373 $453,738 $445,706 $439,345 $433,883 $441,415 $437,432 Total assets $5,270,521 $5,201,164 $5,091,383 $4,810,611 $4,739,449 $4,716,608 $4,655,380 $4,611,034 Goodwill (85,768) (85,768) (85,768) (85,768) (84,171) (84,171) (84,171) (84,171) Other intangible assets (629) (654) (680) (716) (77) (105) (138) (190) Tangible assets $5,184,124 $5,114,742 $5,004,935 $4,724,127 $4,655,201 $4,632,332 $4,571,071 $4,526,673 Tangible common equity ratio 9.10% 9.06% 9.07% 9.43% 9.44% 9.37% 9.66% 9.66% SASR; KBW 2017 Community Bank Investor Conference , August 1 - 2, 2017